Exhibit 99.1
PRESS RELEASE

Beazer Homes Reports Strong Third Quarter Fiscal 2017 Results

ATLANTA, August 1, 2017 - Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the three and nine months ended June 30, 2017.
“We were very pleased with our third quarter results, as we generated growth in EBITDA and earnings per share, driven by operational improvements across our business,” said Allan Merrill, Beazer’s President and CEO. “We increased both sales pace and gross margin during the quarter, improved our backlog conversion and demonstrated strong overhead cost discipline. With a backlog dollar value of $860 million, we’re well positioned for a strong finish to Fiscal 2017.”
Mr. Merrill continued, “Beyond this year, we are poised for further earnings growth and reductions in leverage, driven by an improving return on capital and the continued rollout of our Gatherings business.”
The Company generated net income of $7.1 million for the quarter, which was up $1.3 million versus the same period last year. Results for the third quarter of Fiscal 2016 included a $15.5 million benefit related to insurance recoveries and $11.9 million of impairment and abandonment charges. Adjusting for non-recurring items, net income would have been up $3.4 million.
Beazer Homes Fiscal Third Quarter 2017 Highlights and Comparison to Fiscal Third Quarter 2016:

•	Adjusted EBITDA was $44.3 million. This was up $6.0 million, excluding the benefit from insurance recoveries in the prior year

•	Homebuilding revenue was $472.4 million, higher by 4.7% due to a 1.7% increase in home closings and a 3.0% increase in average selling price

•
Homebuilding gross margin, excluding interest, impairments and abandonments and additional insurance recoveries in the prior year, was 21.3%, up 60 basis points. The improvement was driven by higher margins on spec home closings and lower than anticipated warranty costs

Other Operational Highlights:

•	Sales per community per month of 3.4, up 14.2%

•	New home orders, net of 1,595, up 7.0%

•	Dollar value of homes in backlog of $859.9 million, up 5.6%, driven by an increase in the average selling price of homes in backlog of $351.8 thousand, up $16 thousand

•	Selling, general and administrative expenses (SG&A) as a percentage of total revenue was 12.4%, an improvement of 20 basis points

•	Land and land development spending of $103.8 million, up 43.1%

•	Total available liquidity at quarter end of $308.5 million, including $168.4 million of unrestricted cash and $140.1 million available on the Company’s revolving credit facility
Gatherings Update
During the third quarter, the Company started vertical construction at its first Orlando Gatherings community in the Lake Nona master-planned development, which will ultimately provide more than 200 homes. Further, two additional sites, representing more than 130 future sales, were approved for purchase in Dallas and Virginia.
So far this fiscal year, the Company has approved four new communities representing nearly 300 future sales and is currently reviewing a pipeline of potential communities that exceeds 2,000 homes.

Summary results for the three and nine months ended June 30, 2017 are as follows:

	Three Months Ended June 30,
	2017	2016	Change*
New home orders, net of cancellations	1,595	1,490	7.0%
Orders per community per month	3.4	3.0	14.2%
Average active community count	155	166	(6.2)%
Actual community count at quarter-end	154	168	(8.3)%
Cancellation rates	16.9%	19.6%	-270 bps

Total home closings	1,387	1,364	1.7%
Average selling price (ASP) from closings (in thousands)	$340.6	$330.6	3.0%
Homebuilding revenue (in millions)	$472.4	$451.0	4.7%
Homebuilding gross margin	16.7%	17.0%	-30 bps
Homebuilding gross margin, excluding impairments and abandonments (I&A)	16.7%	19.7%	-300 bps
Homebuilding gross margin, excluding I&A and interest amortized to cost of sales	21.3%	24.1%	-280 bps
Homebuilding gross margin, excluding I&A, interest amortized to cost of sales and additional insurance recoveries from third-party insurer	21.3%	20.7%	60 bps

Income from continuing operations before income taxes (in millions)	$12.9	$11.5	$1.4
Provision for income taxes (in millions)	$5.7	$5.3	$0.4
Income from continuing operations (in millions)*	$7.1	$6.1	$1.0
Basic and diluted income per share from continuing operations	$0.22	$0.19	$0.03

Income from continuing operations before income taxes (in millions)	$12.9	$11.5	$1.4
Gain on debt extinguishment (in millions)	$—	$0.4	$(0.4)
Inventory impairments and abandonments (in millions)	$0.5	$11.9	$(11.4)
Additional insurance recoveries from third-party insurer (in millions)	$—	$15.5	$(15.5)
Income from continuing operations excluding gain on debt extinguishment, inventory impairments and abandonments and additional insurance recoveries before income taxes (in millions)*	$13.3	$7.4	$5.9

Net income	$7.1	$5.8	$1.3
Net income excluding gain on debt extinguishment, inventory impairments and abandonments and additional insurance recoveries (in millions)* +	$7.4	$4.0	$3.4

Land and land development spending (in millions)	$103.8	$72.6	$31.3

Adjusted EBITDA (in millions)	$44.3	$53.8	$(9.5)
Adjusted EBITDA, excluding additional insurance recoveries from third-party insurer (in millions)	$44.3	$38.3	$6.0
LTM Adjusted EBITDA, excluding unexpected warranty costs (net of recoveries), additional insurance recoveries and write-off of deposit (in millions)	$167.9	$161.4	$6.4
* Change and totals are calculated using unrounded numbers.
+ Gain on debt extinguishment, inventory impairments and abandonments and additional insurance recoveries were tax-effected at annualized effective tax rates of 36.7% and 49.5% for the three months ended June 30, 2017 and June 30, 2016, respectively.
“LTM” indicates amounts for the trailing 12 months.

	Nine Months Ended June 30,
	2017	2016	Change*
New home orders, net of cancellations	4,149	3,951	5.0%
LTM orders per community per month	2.9	2.6	11.5%
Cancellation rates	17.9%	20.4%	-250 bps

Total home closings	3,621	3,563	1.6%
ASP from closings (in thousands)	$339.8	$326.9	3.9%
Homebuilding revenue (in millions)	$1,230.4	$1,164.8	5.6%
Homebuilding gross margin	16.2%	16.6%	-40 bps
Homebuilding gross margin, excluding I&A	16.2%	17.8%	-160 bps
Homebuilding gross margin, excluding I&A and interest amortized to cost of sales	20.9%	22.1%	-120 bps
Homebuilding gross margin, excluding I&A, interest amortized to cost of sales, unexpected warranty costs (net of recoveries) and additional insurance recoveries from third-party insurer	20.9%	20.4%	50 bps

Income (loss) from continuing operations before income taxes (in millions)	$(3.0)	$8.1	$(11.1)
(Benefit from) provision for income taxes (in millions)	$(1.3)	$2.1	$(3.3)
Income (loss) from continuing operations (in millions)*	$(1.7)	$6.0	$(7.7)
Basic and diluted income (loss) per share from continuing operations	$(0.05)	$0.19	$(0.24)

Income (loss) from continuing operations before income taxes (in millions)	$(3.0)	$8.1	$(11.1)
Loss on debt extinguishment (in millions)	$15.6	$2.0	$13.5
Inventory impairments and abandonments (in millions)	$0.8	$15.1	$(14.3)
Unexpected warranty costs related to Florida stucco issues, net of recoveries (in millions)	$—	$3.6	$(3.6)
Additional insurance recoveries from third-party insurer (in millions)	$—	$15.5	$(15.5)
Write-off of deposit on legacy land investment	$2.7	$—	$2.7
Income from continuing operations excluding loss on debt extinguishment, inventory impairments and abandonments, unexpected warranty costs (net of recoveries), additional insurance recoveries and write-off of deposit before income taxes (in millions)*	$16.0	$6.1	$9.9

Net income (loss)	$(1.8)	$5.5	$(7.4)
Net income (loss) excluding loss on debt extinguishment, inventory impairments and abandonments, unexpected warranty costs (net of recoveries), additional insurance recoveries and write-off of deposit (in millions)*+	$10.3	$4.9	$5.4

Land and land development spending (in millions)	$309.9	$267.8	$42.1

Adjusted EBITDA (in millions)	$99.2	$109.4	$(10.2)
Adjusted EBITDA, excluding unexpected warranty costs (net of recoveries), additional insurance recoveries and write-off of deposit (in millions)	$101.9	$90.3	$11.6
* Change and totals are calculated using unrounded numbers.
+ Loss on debt extinguishment,inventory impairments and abandonments, unexpected warranty costs (net of recoveries) and additional insurance recoveries were tax-effected at annualized tax effective rates of 36.7% and 49.5% for the nine months ended June 30, 2017 and June 30, 2016, respectively.
“LTM” indicates amounts for the trailing 12 months.

As of June 30, 2017

	As of June 30,
	2017	2016	Change
Backlog units	2,444	2,426	0.7%
Dollar value of backlog (in millions)	$859.9	$814.6	5.6%
ASP in backlog (in thousands)	$351.8	$335.8	4.8%
Land and lots controlled	22,481	24,317	(7.6)%

Conference Call

The Company will hold a conference call on August 1, 2017 at 5:00 p.m. ET to discuss these results. Interested parties may listen to the conference call and view the Company’s slide presentation over the Internet by visiting the “Investor Relations” section of the Company's website at www.beazer.com. To access the conference call by telephone, listeners should dial 800-619-8639 (for international callers, dial 312-470-7002). To be admitted to the call, verbally supply the passcode “BZH.” A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 866-479-8684 (for international callers, dial 203-369-1544) and enter the passcode “3740” (available until 5:59 a.m. ET on August 9, 2017), or visit www.beazer.com. A replay of the webcast will be available at www.beazer.com for at least 30 days.

Headquartered in Atlanta, Beazer Homes is a geographically diversified homebuilder with active operations in 13 states within three geographic regions in the United States. The Company's homes meet or exceed the benchmark for energy-efficient home construction as established by ENERGY STAR® and are designed with Choice Plans to meet the personal preferences and lifestyles of its buyers. In addition, the Company is committed to providing a range of preferred lender choices to facilitate transparent competition among lenders and enhanced customer service. The Company's active operations are in the following states: Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, North Carolina, South Carolina, Tennessee, Texas and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.” For more info visit Beazer.com, or check out Beazer on Facebook and Twitter.

This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things: (i) economic changes nationally or in local markets, changes in consumer confidence, declines in employment levels, inflation or increases in the quantity and decreases in the price of new homes and resale homes on the market; (ii) the cyclical nature of the homebuilding industry and a potential deterioration in homebuilding industry conditions; (iii) factors affecting margins, such as decreased land values underlying land option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce our production and overhead cost structure; (iv) the availability and cost of land and the risks associated with the future value of our inventory, such as additional asset impairment charges or writedowns; (v) shortages of or increased prices for labor, land or raw materials used in housing production, and the level of quality and craftsmanship provided by our subcontractors; (vi) estimates related to homes to be delivered in the future (backlog) are imprecise, as they are subject to various cancellation risks that cannot be fully controlled; (vii) a substantial increase in mortgage interest rates, increased disruption in the availability of mortgage financing, a change in tax laws regarding the deductibility of mortgage interest for tax purposes or an increased number of foreclosures; (viii) our cost of and ability to access capital, due to factors such as limitations in the capital markets or adverse credit market conditions, and otherwise meet our ongoing liquidity needs, including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (ix) our ability to reduce our outstanding indebtedness and to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (x) increased competition or delays in reacting to changing consumer preferences in home design; (xi) continuing severe weather conditions or other related events that could result in delays in land development or home construction, increase our costs or decrease demand in the impacted areas; (xii) estimates related to the potential recoverability of our deferred tax assets, and a potential reduction in corporate tax rates that could reduce the usefulness of our existing deferred tax assets; (xiii) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations or governmental policies, and possible penalties for failure to comply with such laws, regulations or governmental policies, including those related to the environment; (xiv) the results of litigation or government proceedings and fulfillment of any related obligations; (xv) the impact of construction defect and home warranty claims, including water intrusion issues in Florida; (xvi) the cost and availability of insurance and surety bonds, as well as the sufficiency of these instruments to cover potential losses incurred; (xvii) the performance of our unconsolidated entities and our unconsolidated entity partners; (xviii) the impact of information technology failures or data security breaches; (xix) terrorist acts, natural disasters, acts of war or other factors over which the Company has little or no control; or (xx) the impact on homebuilding in key markets of governmental regulations limiting the availability of water.
Any forward-looking statement speaks only as of the date on which such statement is made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time-to-time, and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.

David I. Goldberg
Vice President of Treasury and Investor Relations
770-829-3700
investor.relations@beazer.com

-Tables Follow-

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND UNAUDITED
COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Total revenue	$478,588	$459,937	$1,243,297	$1,189,993
Home construction and land sales expenses	399,675	370,367	1,043,041	980,094
Inventory impairments and abandonments	470	11,917	752	15,098
Gross profit	78,443	77,653	199,504	194,801
Commissions	18,773	17,500	48,728	45,856
General and administrative expenses	40,794	40,457	117,282	111,024
Depreciation and amortization	3,307	3,387	9,139	9,434
Operating income	15,569	16,309	24,355	28,487
Equity in income of unconsolidated entities	158	62	213	71
Gain (loss) on extinguishment of debt	—	429	(15,563)	(2,030)
Other expense, net	(2,871)	(5,344)	(12,007)	(18,467)
Income (loss) from continuing operations before income taxes	12,856	11,456	(3,002)	8,061
Expense (benefit) from income taxes	5,742	5,349	(1,262)	2,067
Income (loss) from continuing operations	7,114	6,107	(1,740)	5,994
Income (loss) from discontinued operations, net of tax	9	(325)	(101)	(447)
Net income (loss) and comprehensive income (loss)	$7,123	$5,782	$(1,841)	$5,547
Weighted average number of shares:
Basic	31,971	31,813	31,944	31,793
Diluted	32,375	31,820	31,944	31,797
Basic income (loss) per share:
Continuing operations	$0.22	$0.19	$(0.05)	$0.19
Discontinued operations	—	(0.01)	—	(0.01)
Total	$0.22	$0.18	$(0.05)	$0.18
Diluted income (loss) per share:
Continuing operations	$0.22	$0.19	$(0.05)	$0.19
Discontinued operations	—	(0.01)	—	(0.01)
Total	$0.22	$0.18	$(0.05)	$0.18

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
Capitalized Interest in Inventory	2017	2016	2017	2016
Capitalized interest in inventory, beginning of period	$146,916	$140,139	$138,108	$123,457
Interest incurred	26,243	28,758	79,812	89,313
Capitalized interest impaired	—	(626)	—	(710)
Interest expense not qualified for capitalization and included as other expense	(2,934)	(5,406)	(12,232)	(19,471)
Capitalized interest amortized to home construction and land sales expenses	(21,895)	(20,467)	(57,358)	(50,191)
Capitalized interest in inventory, end of period	$148,330	$142,398	$148,330	$142,398

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 30, 2017	September 30, 2016
ASSETS
Cash and cash equivalents	$168,381	$228,871
Restricted cash	12,735	14,405
Accounts receivable (net of allowance of $176 and $354, respectively)	39,816	53,226
Income tax receivable	380	292
Owned Inventory	1,655,853	1,569,279
Investments in unconsolidated entities	3,850	10,470
Deferred tax assets, net	312,370	309,955
Property and equipment, net	18,658	19,138
Other assets	9,582	7,522
Total assets	$2,221,625	$2,213,158
LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$119,408	$104,174
Other liabilities	119,654	134,253
Total debt (net of premium of $3,606 and $1,482, respectively, and debt issuance costs of $14,908 and $15,514, respectively)	1,334,623	1,331,878
Total liabilities	$1,573,685	$1,570,305
Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	$—	$—
Common stock (par value $0.001 per share, 63,000,000 shares authorized, 33,545,740 issued and outstanding and 33,071,331 issued and outstanding, respectively)	34	33
Paid-in capital	872,217	865,290
Accumulated deficit	(224,311)	(222,470)
Total stockholders’ equity	647,940	642,853
Total liabilities and stockholders’ equity	$2,221,625	$2,213,158

Inventory Breakdown
Homes under construction	$558,533	$377,191
Development projects in progress	706,134	742,417
Land held for future development	152,959	213,006
Land held for sale	20,182	29,696
Capitalized interest	148,330	138,108
Model homes	69,715	68,861
Total owned inventory	$1,655,853	$1,569,279

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS
($ in thousands, except otherwise noted)

	Three Months Ended June 30,		Nine Months Ended June 30,
SELECTED OPERATING DATA	2017	2016	2017	2016
Closings:
West region	624	620	1,695	1,666
East region	346	373	849	907
Southeast region	417	371	1,077	990
Total closings	1,387	1,364	3,621	3,563

New orders, net of cancellations:
West region	791	661	1,941	1,820
East region	385	343	1,027	982
Southeast region	419	486	1,181	1,149
Total new orders, net	1,595	1,490	4,149	3,951

			As of June 30,
Backlog units at end of period:			2017	2016
West region			1,074	1,109
East region			622	562
Southeast region			748	755
Total backlog units			2,444	2,426
Dollar value of backlog at end of period (in millions)			$859.9	$814.6

	Three Months Ended June 30,		Nine Months Ended June 30,
SUPPLEMENTAL FINANCIAL DATA	2017	2016	2017	2016
Homebuilding revenue:
West region	$208,004	$201,848	$564,908	$535,984
East region	129,755	136,204	324,284	332,411
Southeast region	134,637	112,925	341,204	296,430
Total homebuilding revenue	$472,396	$450,977	$1,230,396	$1,164,825

Revenues:
Homebuilding	$472,396	$450,977	$1,230,396	$1,164,825
Land sales and other	6,192	8,960	12,901	25,168
Total revenues	$478,588	$459,937	$1,243,297	$1,189,993

Gross profit:
Homebuilding	$78,662	$76,803	$199,190	$193,141
Land sales and other	(219)	850	314	1,660
Total gross profit	$78,443	$77,653	$199,504	$194,801

Reconciliation of homebuilding gross profit and the related gross margin before impairments and abandonments and interest amortized to cost of sales to homebuilding gross profit and gross margin, the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that this information assists investors in comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective level of impairments and level of debt.
In addition, given the unusual size and nature of the charges related to the Florida stucco issues, net of insurance recoveries, and the additional insurance recoveries from third-party insurer, homebuilding gross profit is also shown excluding these charges. Management believes that this representation best reflects the operating characteristics of the Company.

	Three Months Ended June 30,				Nine Months Ended June 30,
	2017		2016		2017		2016
Homebuilding gross profit/margin	$78,662	16.7%	$76,803	17.0%	$199,190	16.2%	$193,141	16.6%
Inventory impairments and abandonments (I&A)	—		11,899		188		14,512
Homebuilding gross profit/margin before I&A	78,662	16.7%	88,702	19.7%	199,378	16.2%	207,653	17.8%
Interest amortized to cost of sales	21,895		20,080		57,358		49,520
Homebuilding gross profit/margin before I&A and interest amortized to cost of sales	100,557	21.3%	108,782	24.1%	256,736	20.9%	257,173	22.1%
Unexpected warranty costs related to Florida stucco issues (net of expected insurance recoveries)	—		—		—		(3,612)
Additional insurance recoveries from third-party insurer	—		(15,500)		—		(15,500)
Homebuilding gross profit/margin before I&A, interest amortized to cost of sales and unexpected warranty costs (net of recoveries)	$100,557	21.3%	$93,282	20.7%	$256,736	20.9%	$238,061	20.4%

Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, debt extinguishment, impairments and abandonments) to total Company net income (loss), the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies’ respective capitalization, tax position and level of impairments.
In addition, given the unusual size and nature of certain amounts recorded during the periods presented, Adjusted EBITDA is also shown excluding these amounts. Management believes that this representation best reflects the operating characteristics of the Company.

	Three Months Ended June 30,		Nine Months Ended June 30,		LTM Ended June 30,(a)
(In thousands)	2017	2016	2017	2016	2017	2016
Net income (loss)	$7,123	$5,782	$(1,841)	$5,547	$(2,695)	$361,802
Expense (benefit) from income taxes	5,740	5,168	(1,332)	1,809	13,083	(323,387)
Interest amortized to home construction and land sales expenses, capitalized interest impaired and interest expense not qualified for capitalization	24,829	26,499	69,590	70,372	103,928	101,161
Depreciation and amortization and stock-based compensation amortization	6,117	5,444	16,471	15,278	22,945	21,586
Inventory impairments and abandonments (b)	470	11,291	752	14,388	936	17,248
(Gain) loss on extinguishment of debt	—	(429)	15,563	2,030	26,956	2,110
Adjusted EBITDA	$44,279	$53,755	$99,203	$109,424	$165,153	$180,520
Unexpected warranty costs related to Florida stucco issues (net of expected insurance recoveries)	—	—	—	(3,612)	—	(3,612)
Additional insurance recoveries from third-party insurer	—	(15,500)	—	(15,500)	—	(15,500)
Write-off of deposit on legacy land investment	—	—	2,700	—	2,700	—
Adjusted EBITDA excluding unexpected warranty costs (net of recoveries), additional insurance recoveries and write-off of deposit	$44,279	$38,255	$101,903	$90,312	$167,853	$161,408

(a) “LTM” indicates amounts for the trailing 12 months.
(b) In periods during which we impaired certain of our inventory assets, capitalized interest that is impaired is included in the line above titled “Interest amortized to home construction and land sales expenses, capitalized interest impaired and interest expense not qualified for capitalization.”